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                           CYBERNET DATA SYSTEMS, INC.





                          SECURITIES PURCHASE AGREEMENT





                                  JULY 23, 1998



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                           CYBERNET DATA SYSTEMS, INC.

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (the "Agreement") is made as of the 23rd day of July, 1998 by and between Cybernet Data Systems, Inc., a Delaware corporation (the "Company") and Globix Corporation, a Delaware corporation (the "Purchaser").

      The parties hereby agree as follows:

      1. PURCHASE AND SALE OF INITIAL SECURITIES.

            1.1 SALE AND ISSUANCE OF DEBENTURE AND WARRANTS.

                  (a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing (i) a Convertible Debenture in the form of Exhibit A attached hereto (the "Debenture") and (ii) a Warrant in the form of Exhibit B (the "Warrant" and with the Debenture, the "Initial Securities") for a purchase price of One Million ($1,000,000) Dollars.

            1.2 CLOSING; DELIVERY.

                  (a) The purchase and sale of the Initial Securities shall take place at the offices of special counsel to the Company, Littman Krooks Roth & Ball P.C., 655 Third Avenue, New York, NY 10017, on July 23, 1998 at 10:00 a.m., or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

                  (b) At the Closing, the Company shall deliver to the Purchaser the Debenture and the Warrant being purchased thereby against payment of the purchase price therefor by certified check payable to the Company, or by wire transfer to the Company's designated bank account.

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that:

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            2.2 CAPITALIZATION. The authorized capital of the Company (including all issued and outstanding shares of capital stock, options and warrants) consists, or will consist, immediately prior to the Closing, as set forth in Exhibit C.


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            2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

            2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement in the form attached as Exhibit D (the "Registration Rights Agreement"), and the Stockholders Agreement in the form attached hereto as Exhibit E (the "Stockholders Agreement" and collectively with this Agreement and the Registration Rights Agreement, the "Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Initial Securities and the Common Stock, par value $.01 ("Common Stock") issuable upon conversion of the Debenture and exercise of the Warrant (together, the "Securities") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

            2.5 VALID ISSUANCE OF SECURITIES. The Initial Securities that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than the Stockholders Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 2.6 below, the Initial Securities will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion or exercise of the Initial Securities, as the case may be, has been duly and validly reserved for issuance, and upon issuance, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Stockholders Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

            2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for applicable state securities laws and the Securities Act of 1933, as amended (the "Securities Act").

            2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.


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There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

            2.8 INTELLECTUAL PROPERTY. To its knowledge, the Company owns or possesses sufficient legal rights to all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which the Company is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

            2.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

            2.10 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchaser representations set forth in this Agreement, the offer, sale and issuance of the Initial Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

            2.11 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

            2.12 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is


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not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            2.13 FINANCIAL STATEMENTS. The unaudited financial statements for the year ended December 31, 1997 and for the three months ended March 31, 1998 ("Financial Statements") together with the related notes, of the Company previously delivered to the Purchaser fairly present the financial position of the Company as of the respective dates specified and the results of its operations and changes in financial position for the respective periods covered thereby. The Financial Statements and related notes were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

      3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

            3.1 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

            3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

            3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material. The Purchaser has had full access to the financial statements of the Company.

            3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and


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qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

            3.6 LEGENDS. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (b) Any legend set forth in the other Agreements.

                  (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            3.7 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

            3.8 NO REGULATORY APPROVAL. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


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            3.9 NO GENERAL SOLICITATION. The Purchaser is unaware of, is no way relying on, and did not become aware of the offering of the Initial Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Initial Securities and is not subscribing for Initial Securities and did not become aware of the offering of the Initial Securities through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

            3.10 NO FINDERS. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby, except for VM Partners whose fee shall be the sole responsibility of the Company.

            3.11 KNOWLEDGE AND EXPERIENCE. The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the offering of the Securities to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto. The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only his own advisors. The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not exces sive in view of its net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

            3.12 NO NEED FOR LIQUIDITY. The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.

            3.13 RISK FACTORS. Buyer has conducted its own due diligence with respect to all aspects of this transaction and is not relying on the due diligence investigation by any other third parties.

      4. CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.


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            4.3 COMPLIANCE CERTIFICATE. Intentionally deleted.

            4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Initial Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

            4.5 REGISTRATION RIGHTS AGREEMENT. The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement.

            4.6 STOCKHOLDERS AGREEMENT. The Company, the Purchaser, and certain other stockholders of the Company shall have executed and delivered the Stockholders Agreement.

            4.7 OPINION OF COUNSEL. The Company shall have delivered an opinion of counsel substantially in the form in the form of Exhibit F.

      5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

            5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Initial Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

      6. MISCELLANEOUS.

            6.1 SURVIVAL. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

            6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


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            6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

            6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or five (5) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Littman Krooks Roth & Ball, 655 Third Avenue, New York, New York 10017,
Attention: Mitchell C. Littman, Esq. or (b) if to the Purchaser, to 295 Lafayette Street, New York, New York 10012, Attention: Office of the President, with a copy to Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, Attention: Arnold N. Bressler, Esq.

            6.7 FINDER'S FEE. Except for the finder's fee payable to VM Partners by the Company, each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            6.8 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            6.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchaser and each transferee of the Initial Securities (or the Common Stock issuable upon conversion or exercise thereof), each future holder of all such securities, and the Company.

            6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of


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the Agreement shall be interpreted as if such provision were so excluded and (c)
the balance of the Agreement shall be enforceable in accordance with its terms.

            6.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            6.12 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

            6.13 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Securities purchased hereunder. The provisions of this Section 6.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Purchaser shall, however, have the right to make such disclosures as it shall deem necessary under applicable securities laws and to its attorneys, auditors and lenders who also shall be subject to such confidentiality requirements.


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      The parties have executed this Securities Purchase Agreement as of the date first written above.



                            COMPANY:

                            Cybernet Data Systems, Inc.


                            By: /s/ Marc Strausberg
                                ----------------------------------

                            Name: /s/ Marc Strausberg
                                  --------------------------------
                                     (print)

                            Title:  President
                                    ------------------------------


                            PURCHASER:

                            Globix Corporation


                            By: /s/ Marc H. Bell
                                ----------------------------------


                            Name: /s/ Marc H. Bell
                                ----------------------------------
                                     (print)

                            Title: President
                                   -------------------------------


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